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                                                                    EXHIBIT 10.2

                          KENT ELECTRONICS CORPORATION

                              AMENDED AND RESTATED
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                                   ARTICLE I
                                    PURPOSE

         Kent Electronics Corporation, a Texas corporation (the "Company"), is dependent for the successful conduct of its business on the initiative, effort and judgment of its directors. This Amended and Restated 1996 Non-Employee Director Stock Option Plan (the "Plan") is intended to provide the independent directors of the Company additional compensation for their service as directors and an incentive, through options to acquire stock in the Company, to increase the value of the Company's common stock, without par value ("Common Stock").

                                   ARTICLE II
                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan and the policies of each stock exchange on which any of the Company's stock at any time may be traded, the Board shall have plenary authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

                                  ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         Under the Plan each director who is not a full-time employee of the Company or any of its subsidiaries (each, a "Non-Employee Director") shall, effective as of the date of his initial election to the Board, be granted a stock option to purchase from the Company a certain number of shares of Common Stock to be determined as follows: 7,500 shares if his initial election is at the Company's annual meeting of shareholders or after the Company's annual meeting of shareholders, but before the end of the Company's second fiscal quarter; 5,625 shares if his initial election is during the Company's third fiscal quarter; 3,750 shares if his initial election is during the Company's fourth fiscal quarter; and 1,875 shares if his initial election is during the Company's first fiscal quarter, but before the Company's annual meeting of shareholders. In addition, each Non-Employee Director (i) shall, after his initial election to the Board and effective as of the date of each annual meeting of shareholders beginning with the Company's 1998 annual meeting of shareholders, be granted a stock option to purchase from the Company 7,500 shares of Common Stock and (ii) shall, effective as of September 3, 1997, be granted a



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stock option to purchase from the Company 2,500 shares of Common Stock. All options to purchase Common Stock granted under this Article III shall be at a price determined and set forth in Article IV.

                                   ARTICLE IV
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                     TERMS AND CONDITIONS OF STOCK OPTIONS;
                       STOCK OPTION PRICE; TRANSFERABILITY

     (a) Each stock option granted under the Plan shall be evidenced by a Stock Option Agreement (the "Agreement") in such form as may be hereafter approved by the Board on the advice of counsel to the Company. The Agreement shall be executed by the Company and the optionee. The sale of the shares issued on the exercise of a stock option by any person subject to Section 16 of the 1934 Act shall not be allowed until at least six months after the later of (i) the approval of this Plan by the shareholders of the Company in accordance with
Article VIII hereof or (ii) the grant of the stock option. Such determination for each stock option is to be made prior to or at the time that stock option is granted. Each stock option granted hereunder shall expire if not exercised within five years of the date of grant.

     (b) The per share stock option price shall be an amount equal to the Fair Market Value (as defined below) of the Common Stock on the date of grant of the stock option. In no event shall the stock option price be less than the par value of the Company's Common Stock.

     (c) Except as set forth below, the stock options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. During the lifetime of the optionee, stock options granted hereunder shall be exercisable only by the optionee, the optionee's guardian or legal representative. In addition to non-transferable stock options, the Board may grant stock options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members; the Board may also amend outstanding stock options to provide for such transferability.

     (d) No stock option granted hereunder shall be exercisable unless the Plan and all shares issuable on the exercise thereof have been registered under the Securities Act of 1933, as amended (the "1933 Act") and all other applicable securities laws, and there is available for delivery a prospectus meeting the requirements of Section 10 of the 1933 Act, or the Company shall have first received the opinion of its counsel that registration under the 1933 Act and all other applicable securities laws is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the stock option is being exercised have not been registered under the 1933 Act and all other applicable securities laws, the Company may require the optionee to provide the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the 1933 Act and all other applicable securities laws is not required.



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Share certificates issued to the optionee upon exercise of the stock option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable.

     (e) For all purposes under the Plan, the Fair Market Value of a share of Common Stock on a particular date, or on the most recent prior date on which Common Stock was traded, shall be equal to the reported closing price per share as reported by the New York Stock Exchange, Inc. or other principal exchange or market on which the Common Stock is traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board of Directors in such manner as it deems appropriate.

     (f) A stock option shall lapse in the following situations:

                  (1) If the directorship of a Non-Employee Director terminates for any reason other than death, all unexercised stock options theretofore granted shall expire ten days after the date of such termination of directorship, unless such stock options shall have terminated earlier under the terms or under other provisions of the Plan.

                  (2) If the directorship of a Non-Employee Director terminates by reason of death, all unexercised stock options, if any, shall become immediately exercisable and may be exercised until the expiration of one year from the date of death of the Non-Employee Director or until the expiration of the term of the stock option, whichever is earlier. Such stock option may be exercised by any designated beneficiary of the Non-Employee Director, subject to all other provisions of the Plan.

                                   ARTICLE V
                   SHARES SUBJECT TO PLAN AND DURATION OF PLAN

         The term of the Plan shall continue until the earlier to occur of (i) May 7, 2006, ten years from the effective date of the Plan as originally approved by the shareholders of the Company, or (ii) the date on which there have been granted to Non-Employee Directors pursuant to the Plan stock options to purchase an aggregate of 200,000 shares of the Common Stock; provided, however, that all outstanding stock options granted under the Plan shall continue to be governed by the terms and conditions of the Plan. Shares subject to stock options under the Plan may be either authorized and unissued shares or issued shares that have been acquired by the Company and held in its treasury, in the sole discretion of the Board. When stock options have been granted under the Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the optionee thereof, the unexercised shares which were subject thereto may be reoptioned under the Plan.





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                                   ARTICLE VI
                                   ADJUSTMENTS

     (a) Adjustments Upon Changes in Capitalization. Subject to any required action by the Company's directors and shareholders, the number of shares provided for in each outstanding stock option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, and shall also be proportionately adjusted in the event of a spin-off, spin-out, or other distribution of assets to shareholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the Plan or of the other shareholders of the Company, as applicable. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Company's Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Company's Common Stock subject to each such stock option would have been entitled to receive in any such merger, consolidation, reorganization or recapitalization.

     (b) If, while unexercised stock options remain outstanding under the Plan,
(i) the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or where the Common Stock is converted into other securities, cash or other property in connection with such merger or consolidation, (ii) the Company is recapitalized in such a manner that shares of the Common Stock are converted into or exchanged for other securities of the Company, (iii) the Company sells or otherwise disposes of substantially all of its assets to another person, corporation or entity, (iv) over 30% of the Common Stock of the Company is acquired by another person, corporation or entity in exchange for stock (or stock and securities) of such corporation or (v) over 30% of the then outstanding Common Stock is acquired in a single transaction or a series of related transactions, then, unless the terms of the transaction described in clauses (i), (ii), (iii), (iv) or (v) above provide that after the effective date of such merger, consolidation, recapitalization, exchange, sale or acquisition, as the case may be, each holder of an outstanding stock option shall be entitled, upon exercise of such stock option to receive, in lieu of shares of the Company's Common Stock, shares of such stock or other securities of the Company or the surviving or acquiring corporation or such other property at the same rate per share as the holders of shares of the Company's Common Stock received pursuant to the terms of the merger, consolidation, exchange, recapitalization, sale or acquisition, all outstanding stock options shall be cancelled as of the effective date of any such merger, consolidation, recapitalization, exchange, sale or acquisition. At least 30 days notice of such cancellation shall be given to each holder of a stock option and each holder of a stock option shall have the right to exercise such stock options in full during a 30-day period preceding the effective date of such merger, consolidation, recapitalization, exchange, sale or acquisition.

     (c) Change of Par Value. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.



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     (d) Miscellaneous. The adjustments provided for in this Article shall be made by the Board whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article, the holder of a stock option shall not be entitled to the privilege of stock ownership as to any shares of Common Stock or other stock not actually issued and delivered to the holder, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any stock option. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Company to, among other things, make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE VII
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                                 POWER TO AMEND

         The Board of Directors may amend, terminate or suspend this Plan at any time and from time to time; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the regulations thereunder, or the regulations thereunder. However, no termination or amendment of the Plan may, without the consent of the holder of any Option then outstanding, adversely affect the rights of such holder under the Options.

                                  ARTICLE VIII
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                      EFFECTIVE DATE; SHAREHOLDER APPROVAL

         The Plan shall be effective as of September 3, 1997, the date on which it received the unanimous approval of the Board. However, the Plan and all stock options granted under the Plan shall be void if the Plan is not approved by the shareholders within 12 months from the date the Plan is approved by the Board. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company present, or represented, and entitled to vote at a meeting of such shareholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated. No stock option granted under the Plan shall be exercisable in whole or in part unless and until such shareholder approval is obtained.



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